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                                                                    Exhibit 10.3


                                                                  Execution Copy

                                SUPPLY AGREEMENT

         THIS SUPPLY AGREEMENT (this "Agreement") is made this 31st day of
                                      ---------
October, 2001 (the "Effective Date"), by and between Hurry, Inc. (formerly known
                    --------------
as Harry's Farmers Market), a Georgia corporation ("HFM"), and Whole Foods
                                                    ---
Market Group, Inc., a Delaware corporation ("Supplier").
                                             --------

         WHEREAS, Supplier and HFM have entered into a certain Asset Purchase Agreement dated as of August 8, 2001 (the "Purchase Agreement"; terms not
                                           ------------------
otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement);

         WHEREAS, pursuant to the Purchase Agreement, Supplier is purchasing from HFM certain assets including, but not limited to, assets used in the supply of products to certain retail stores owned by HFM; and

         WHEREAS, as a condition to HFM entering into the Purchase Agreement, Supplier has agreed to supply HFM with certain food, beverage, floral and other retail products described on Exhibit A attached hereto and incorporated herein
                             ---------
by this reference (the "Products") under the terms and conditions of this
                        --------
Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, HFM and Supplier hereby agree as follows:

         1.  Products. During the first year of this Agreement, Supplier shall
             --------
supply to HFM the Products in accordance with the supply and inventory systems and schedules (the "Systems") utilized by HFM in supplying the Excluded Stores
                    -------
as of the Effective Date. During the first year of this Agreement, the Products and the supply and distribution schedules shall not be substituted, modified or otherwise changed, in any material respect, without first obtaining HFM's written approval of such change, such approval not to be unreasonably withheld. During the second and third years of this Agreement, if the respective options of HFM are exercised as described below, Supplier shall supply Products to HFM in accordance with such supply and inventory systems as Supplier elects to utilize in its sole discretion, which shall continue to provide a reasonable method of supply for HFM in accordance with the intent of this Agreement.

         2.  Term. This Agreement shall be in effect for a term of one (1) year
             ----
from the Effective Date ("Term"). However, following each of the first two years
                          ----
of this Agreement, and provided HFM is not then in default hereunder, HFM may, in its sole discretion, extend the term of this Agreement for one (1) additional year. The extension of this Agreement by HFM shall be sent to Supplier in writing no less than 30 days prior to the end any term. This Agreement may also be terminated earlier pursuant to the provisions of this Agreement. Notwithstanding anything contained herein, the volume of Products ordered and the number of orders placed during the Term shall be determined solely by orders placed pursuant to Section 3.
                   ---------

         3.  Order and Delivery.
             ------------------

             3.1 Orders shall be placed by HFM and sent electronically or by facsimile to Supplier at the address set forth below (the "Order"). Acceptance
                                                           -----
of any Order is expressly limited to the terms thereof and HFM agrees that the return of any products will be solely due to defects of such products. HFM shall have no right for chargebacks to the Supplier, except in the case of product defects.

             3.2 HFM shall be permitted to utilize Supplier's computerized inventory replenishment system ("IRS") for all purposes provided by IRS,
                                 ---
including but not limited to the placing of Orders pursuant to this Agreement and the utilization of the theoretical gross margin tool produced by IRS, as well as the computerized report manager system (the "Report Manager") and all related programming. During the term of this Agreement, HFM shall be permitted to utilize all upgrades, improvements or changes to IRS, the Report Manager and all related programming. In addition, Supplier agrees to use its best efforts to continue to support and provide, consistent with normal practice, (i) the hardware and communications infrastructure to allow HFM access; (ii) the recording,

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accumulation, storage and archiving of data necessary to report on and provide an audit trail of HFM's use of the applications; and (iii) HFM reasonable access to the systems. Following the first year of this Agreement, Supplier shall have no obligation to continue supporting or maintaining IRS, the Report Manager or other related progamming described in this Section 3.2. However, in the event Supplier decides not to continue such support or maintenance, it shall provide HFM reasonable notice of such discontinuation and allow HFM, at its sole cost and expense, to continue to utilize, support, maintain and improve such systems and shall provide HFM reasonable access to the hardware and software necessary for the continued operations thereof.

             3.3 Products will be shipped F.O.B. Supplier's commissary. The risk of loss or damage in transit shall be upon HFM. Supplier shall, in the event of a delay or threat of delay due to any cause in the production or delivery of the Products hereunder, immediately notify HFM and shall include with such notice all relevant information with respect to such delay or threatened delay, including, but not limited to, in the case of actual delay, Supplier's good faith estimate of when the Products will be available.

         4.  Price. The prices of the Products shall be determined as is
             -----
described on Exhibit A. However, in no event shall HFM be charged for increased costs other than for normal price increases as may be charged by the provider of the raw materials, goods and other items being received by Seller, prior to manufacture or delivery to HFM.

         5.  Payment. Supplier shall invoice HFM for all Products delivered
             -------
under an Order (the "Invoice"). Each Invoice is payable by HFM within fourteen
                     -------
(14) days from the date of the Invoice.

         6.  Quality Control.
             ---------------

             6.1  Packaging. During the first year of this Agreement, the
                  ---------
Products and all packaging used in connection with the Products ("Packaging
                                                                  ---------
Material") shall be of a consistent and high quality which conform to the
--------
standards developed by HFM or developed by Supplier and approved by HFM. Supplier will use such packaging for the Products as is furnished by HFM or is in the inventory purchased by Supplier in connection with the Purchase Agreement. Following the first year of this Agreement, to the extent the Packaging Material is not furnished by HFM, the Supplier shall be entitled to reasonably change the Packaging Material in a manner consistent with the quality of packaging utilized by Supplier in its operations.

             6.2  Inspection. During the first year of this Agreement, Supplier
                  ----------
will cooperate with HFM, at its sole cost and expense, to permit inspections of Supplier's facilities during the Term to monitor the quality of Products offered by Supplier, provided HFM gives Supplier 24 hours prior notice of such inspection and such inspections do not interfere with Supplier's business, as reasonably determined by Supplier. Supplier shall also provide HFM with reasonable access to its quality assurance data documentation. Following the first year of this Agreement, HFM shall be entitled to no more than one such inspection per calendar quarter.

             6.3  Transition Support. During the first six months of the term of
                  ------------------
this Agreement, HFM will make Bobbie Steinhauer available to Supplier for two days per week during normal business hours to consult with, and to assist and support, Supplier in connection with the performance of its duties hereunder. In the event that Ms. Steinhauer is no longer an employee of, or consultant to, HFM, then HFM will arrange for other employees reasonably acceptable to Supplier to be available to Supplier as aforesaid.

         7.  Representations and Warranties of Supplier. Supplier represents and
             ------------------------------------------
warrants, which warranties and representations will survive the Term:


             7.1 that the Products, including food articles, food ingredients, food packaging and food labeling relating to or comprising the Products or any part thereof that is supplied by Supplier and delivered, sold or transferred to HFM hereunder shall be manufactured, stored and delivered in full compliance with all applicable federal, state and local statutes, rules and regulations including but not limited to the rules and regulations of the U.S. Food and Drug Administration (the "Regulations");
                     -----------

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             7.2 that the Products shall be manufactured, stored and delivered in accordance with appropriate "Good Manufacturing Practices" or similar practices that may be promulgated under the Regulations as applicable;

             7.3 that the Products shall not be adulterated or misbranded within the meaning of the Regulations;

             7.4 that the Products shall not be a food product which may not, under the Regulations, be introduced into interstate commerce except as provided therein; and

             7.5 that Supplier is free to enter into this Agreement, that Supplier's execution of this Agreement has been duly approved by all applicable corporate procedures, that this Agreement constitutes a legal, valid and binding obligation of Supplier, and that to Supplier's knowledge this Agreement will not violate the rights of any third party.

Except as specifically set forth above, Supplier makes no warranty regarding the Products and any implied or statutory warranties not specifically provided herein are expressly denied. Payment for, inspection of, or receipt of Products by HFM shall not constitute a waiver of any breach or warranty.

         8.  Representations and Warranties of HFM. HFM represents and warrants,
             -------------------------------------
which warranties and representations will survive the Term, that HFM is free to enter into this Agreement, that HFM's execution of this Agreement has been duly approved by all applicable corporate procedures, that this Agreement constitutes a legal, valid and binding obligation of HFM, and that to HFM's knowledge this Agreement will not violate the rights of any third party. Acceptance of payment for Products by Supplier shall not constitute a waiver of any breach or warranty.

         9.  Widescale Defects/Recall.
             ------------------------

             9.1 Whenever Supplier becomes aware that any ingredient or component of a Product covered by this Agreement is or may become harmful to persons or property or that a Product is mislabeled, Supplier shall immediately give notice thereof to HFM and Supplier shall provide all relevant information with respect thereto.

             9.2 In the event it is deemed necessary by HFM and Supplier to recall any quantity of the Product, from any store of HFM or from any consumer, both parties agree to take such reasonable steps necessary to protect the interests of the public and to comply diligently with all product recall procedures established by the Regulations.

             9.3 The parties agree to bear equally all cost and expenses incurred by the parties in complying with the foregoing recall procedures, unless such recall is the result of the sole negligence of one of the parties. In the event a party fails or refuses to comply with the recall of the Product upon the reasonable request of the other party, the requesting party shall be authorized to take such action as it deems necessary to recall the Product, and the non-requesting party shall reimburse the requesting party for its costs and expenses incurred in such recall procedure. Any such action taken by the requesting party shall not relieve the non-requesting party of its obligations or liability hereunder.

         10. Insurance. Supplier agrees to maintain during the Term, general
             ---------
liability insurance, including product liability coverage, in minimum amounts of $1,000,000.00 per occurrence for damage, injury and/or death to persons and $1,000,000.00 per occurrence for damage and/or injury to property. Supplier further agrees to require all of its delivery personnel to be licensed to drive, whether they are employees or independent contractors. All policies of liability insurance required to be effected by Supplier shall cover Supplier's employees, agents, and independent contractors and shall include HFM as an additional insured. Upon execution of this Agreement, Supplier shall promptly provide HFM with certificates of insurance evidencing such coverage, and each certificate shall indicate that the coverage represented thereby shall not be canceled nor modified until at least thirty (30) days prior notice has been given to HFM.

         11. Default and Termination.
             -----------------------

             11.1 In the event either party:


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                    (a)  breaches any term or condition of this Agreement that cannot be cured within fifteen (15) days following receipt of notice of such breach; or

                    (b) abuses or misrepresents its status as a supplier and/or seller of any Product to the detriment of the other party, or

                    (c) becomes the subject of any proceeding under the Bankruptcy Act, becomes insolvent or any assignment is made for the benefit of creditors or a trustee is appointed for all or any portion of the party's assets, or

                    (d)  fails to comply with any Regulation,

then the non-breaching party, in its sole discretion, may terminate this Agreement with fifteen (15) days written notice to the breaching party. Additionally, this Agreement may be terminated:

                    (e) by HFM upon 30 days' prior written notice given to Supplier at any time (it being understood that such notice shall contain an undertaking by HFM to purchase, on the date of termination, any excess inventory and packaging materials produced or held exclusively for HFM);

                    (f) by Supplier upon 15 days prior written notice in the event that HFM is in material breach of its obligations under the Purchase Agreement which cannot be cured within fifteen (15) days following receipt of notice of such breach, or, unless there shall be a change of control of HFM. if HFM's principal stockholder is in material breach under the related Consulting and Non-Competition Agreement and such breach cannot be cured within fifteen
(15) days following receipt of notice of such breach.

             11.2 Notwithstanding anything to the contrary, in the event the party's breach is for noncompliance with the Regulations, termination shall be effective immediately.

             11.3 The failure to terminate the Agreement upon the occurrence of one or more of these events of default by a party shall not constitute a waiver or otherwise affect the right of the non-breaching party to terminate the Agreement as a result of a continuing or subsequent failure or refusal by the breaching party to comply with any of such obligations. Failure by the non-breaching party to exercise any of its rights or remedies hereunder or to insist on strict compliance with any of the terms of this Agreement shall not constitute a waiver of any of the terms or conditions of this Agreement with respect to any other or subsequent breach nor shall it constitute a waiver by the non-breaching party of its rights at any time thereafter to require strict compliance with the terms of this Agreement.

             11.4 Upon termination, HFM shall pay Supplier any outstanding undisputed Invoices and shall use their commercially reasonable best efforts to resolve such disputed invoices as promptly as practicable.

     12.     Confidentiality. Each party acknowledges that during the course of
             ---------------
carrying out this Agreement, it may receive confidential and proprietary information related to the other party's business, including, without limitation, recipes and formulations created or provided by the other party ("Confidential Information"). Confidential Information includes any information,
  ------------------------
designs, data or know-how that a party has designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought to be treated as proprietary and/or confidential; provided, however, that any information which is otherwise in the public domain shall not be deemed confidential. Each party acknowledges that such Confidential Information is the sole and exclusive property of the other party and undertakes to retain in confidence all Confidential Information. Each party's obligations under this Section 12 shall survive expiration or termination of this Agreement and any amendments thereto.

     13.     Indemnity.
             ---------

             13.1 Supplier agrees to indemnify and hold HFM, its officers and directors, employees or agents, customers and users of the Product, harmless from all claims, demands, losses, liabilities, suits at law or in equity, costs and expenses, including reasonable attorney's fees, resulting from (a) injury, illness and/or death caused, in


                                       -4-

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whole or in part, by contact with, use and/or consumption of the Products, unless (and then only to the extent) such injury, illness and/or death is caused by the negligence or misconduct of HFM and (b) breach of any of Supplier's representations and warranties. In the event of any claim, threatened claim, or notification that may be the subject of indemnification provided for in this Section, HFM will give Supplier prompt written notification thereof and, to the extent the interests of the parties hereto are not adverse to one another, provide Supplier such reasonable assistance in the response and prosecution of any defense as Supplier may request, at Supplier's expense. Upon HFM's tendering any suit to Supplier, Supplier shall defend the same at its sole cost and expense. If Supplier fails to assume such defense, HFM may defend the action in the manner it deems appropriate, and Supplier shall pay to HFM all costs, including reasonable attorneys' fees, incurred by HFM in effecting such defense, in addition to any sum which HFM may pay by reason of any settlement or judgment against HFM. The provisions of this Section 13.1, and the indemnity hereunder, shall survive this Agreement and any performance hereunder.

             13.2 HFM agrees to indemnify and hold Supplier, its officers and directors, employees or agents, customers and users of the Product, harmless from all claims, demands, losses, liabilities, suits at law or in equity, costs and expenses, including reasonable attorney's fees, resulting from (a) injury, illness and/or death caused, in whole or in part, by contact with, use and/or consumption of the Products, but only to the extent such injury, illness and/or death is caused by the negligence or misconduct of HFM and (b) the breach of any of HFM's representations and warranties. In the event of any claim, threatened claim, or notification that may be the subject of indemnification provided for in this Section, Supplier will give HFM prompt written notification thereof and, to the extent the interests of the parties hereto are not adverse to one another, provide HFM such reasonable assistance in the response and prosecution of any defense as HFM may request, at HFM's expense. Upon Supplier's tendering any suit to HFM, HFM shall defend the same at its sole cost and expense. If HFM fails to assume such defense, Supplier may defend the action in the manner it deems appropriate, and HFM shall pay to Supplier all costs, including reasonable attorneys' fees, incurred by Supplier in effecting such defense, in addition to any sum which Supplier may pay by reason of any settlement or judgment against Supplier. The provisions of this Section 13.2, and the indemnity hereunder, shall survive this Agreement and any performance hereunder.

     14.     Miscellaneous Provisions.
             ------------------------

             14.1  Independent Contractor Relationship. Supplier and HFM are
                   -----------------------------------
independent contracting parties, and this Agreement does not create the relationship of principal and agent, partners, joint ventures or employer and employee between HFM and Supplier. Supplier shall have no authority to bind or otherwise obligate HFM in any manner nor shall Supplier represent to anyone that it has a right to do so.

             14.2  Severability. If any provision of this Agreement is held to
                   ------------
be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible that is legal, valid and enforceable.

             14.3  Entire Agreement. This Agreement and the exhibits hereto
                   ----------------
contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, oral or written, among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto.

             14.4  Amendments in Writing. Neither the Agreement nor any of its
                   ---------------------
provisions may be waived, modified or amended except by an instrument in writing signed by the parties to this Agreement.

             14.5  Assignment. This Agreement may not be assigned by the
                   ----------
Supplier without the written consent of HFM; provided, however, that the Supplier shall be entitled to assign this Agreement to any subsidiary of Supplier so long as the Supplier remains liable for the obligations of Supplier hereunder. Subject to the preceding


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

sentence, this Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

               14.6  Applicable Law. This Agreement shall be governed by, and
                     --------------
construed in accordance with, the laws of the State of Delaware.

               14.7  Force Majeure. Neither party shall be liable for defaults
                     -------------
or delays or non-performance of any covenant, agreement, work, service, or other act required under this Agreement to be performed by such party, if such delay or hindrance is due to strikes, lockouts, failure of power or other utilities, injunction or other court or administrative order, governmental law or regulations which prevent or substantially interfere with the required performance, condemnations, riots, insurrections, martial law, civil commotion, war, fire, flood, earthquake., or other casualty, acts of God, or other causes not within the control of such party. The performance of any covenant, agreement, work, service, or other act shall be excused for the period of delay and the period for the performance of the same shall be extended by such period.

               14.9  Remedies. No right, remedy or election given by any term of
                     --------
this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity. Except for third party claims described in Section 13 hereof, the sole remedy available to a non-breaching party arising from the breach of this Agreement shall be termination of this Agreement and recovery of any out-of-pocket expenses of the non-breaching party, after reasonable mitigation of damages. Other than for damages or claims as relate to injury, illness and/or death caused, in whole or in part, by contact with, use and/or consumption of the Products, in no event shall any party be liable for consequential damages, lost profits, punitive damages or other speculative damages.

               14.10 Notices. All notices, demands, requests or other
                     -------
communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by a reputable overnight courier service or by hand delivery or facsimile transmission, addressed as follows:

    (i)  If to HFM:        1180 Upper Hembree Road
                           Roswell, Georgia 30076
                           Attn: President
                           Fax: 770-664-4920

                           with a copy to:

                           Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309
                           Fax: 404-881-7777
                           Attn: John L. Latham, Esq.

    (ii) If to Purchaser:  601 N. Lamar Blvd., Suite 300
                           Austin, Texas 78703
                           Attn: Chief Financial Officer
                           Fax: 512-477-1069

                           with a copy to:

                           Hallett & Perrin
                           717 N. Harwood, 14/th/ Floor
                           Dallas, Texas 75201
                           Attn: Bruce H. Hallett
                           Fax: 214-953-0576

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Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served, or sent. Each notice, demand, request or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, fax confirmation sheet or the affidavit of courier or messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

         HURRY, INC.                            WHOLE FOODS MARKET GROUP, INC.


         By:      /s/ Harry A. Blazer           By:      /s/ Jim Sud
              ------------------------------         ---------------------------

         Name:    Harry A. Blazer               Name:    Jim Sud
                ----------------------------           -------------------------

         Title:   President                     Title:   VP
                ----------------------------           -------------------------


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